Policies
and
Procedures
to
Detect
and
Prevent
Insider Trading
Fifth
Amended
and
Restated
Policies
and
Procedures
to
Detect
and
Prevent
Insider
Trading
Revised as of February 25, 2026
GENERAL
The Securities
Exchange Act of
1934 prohibits
the misuse
of material, non-public
information. In order
to avoid even the appearance of impropriety,
the Company has instituted procedures to prevent the
misuse of non-public information.
Although “insider trading”
is not defined in the
securities laws, it is generally thought
to be described
as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law.
This
policy
(the
“Policy”) will
be
administered
and
supervised
by
the
Company’s
Chief
Accounting
Officer.
Please pay
special attention
to
the “Blackout”
and “Trading
Window” policies
discussed in
this memorandum.
WHOM DOES THE POLICY COVER?
The Policy
covers all
of the Company’s
officers, directors
and employees
(“insiders”), as well
as any
transactions
in
any
Company
securities
(“securities”)
participated
in
by
family
members,
trusts
or
corporations directly or indirectly
controlled by insiders. In
addition, the
Policy applies to
transactions
engaged in by
corporations in which
the insider is an officer,
director or 10%
or greater stockholder
and a partnership of which the insider
is a partner, unless the insider has no direct or indirect
control
over the partnership.
The Company forbids any insider
from trading, either for his or
her personal account or on behalf of
others, while
in possession
of material non-public
information, or communicating
material non-public
information to
others in violation of
the law.
This prohibited conduct
is often referred
to as “insider
trading”.
●
The
Policy
extends
to
each
insider’s
activities
within
and
outside
his/her
duties
at
the
Company. Each
insider must read and retain this statement.
●
Failure to comply with the Policy may cause an employee to be subject to disciplinary action.
WHAT IS INSIDER TRADING?
The term
“insider trading” generally
is used to
refer
to trading
while in possession
of material
non-
public information
(whether or
not one
is an
“insider”) and/or to
communications of
material non-
public information
to others.
The law
in this
area is
generally understood
to prohibit,
among other
things:

●
trading by an insider while in possession of material non-public information;
●
trading
by a
non-insider while
in possession
of material
non-public information,
where
the
information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or the information was misappropriated;
●
trading while in possession
of material non-public information concerning a
tender offer; and
●
wrongfully communicating, or “tipping”, material non-public information to others or making
any recommendations or expressing opinions on
the basis of
material non-public information
as
to
trading
in
Company
securities
unless
such
disclosure
is
made
in
accordance
with
Company policies regarding
the protection or
authorized external
disclosure of information.
This prohibition applies whether
or not the insider receives
any benefit from the
use of that
information by the other person or entity.
THE INSIDER CONCEPT
As a
general guide for
our directors, officers and
employees, components of
what amounts to
“insider
trading” are described below:
Who is an insider?
The
concept
of
“insider”
is
broad.
It
includes
officers,
directors,
trustees,
and
employees
of
a
company.
In
addition,
a
person
can
be
a
“temporary
insider”
if
he
or
she
enters
into
a
special
confidential
relationship
in
the
conduct
of
a
company’s
affairs
and
as
a
result
is
given
access
to
information
solely
for
the
company’s
purposes.
A
temporary
insider
can
include, among
others,
a
company’s
attorneys,
accountants,
consultants,
bank lending
officers,
and the
employees of
those
organizations.
What information is material?
Trading on information that is
“material” is prohibited.
Information generally is
considered “material”
if:
●
there
is a
substantial
likelihood
that
a reasonable
investor
would consider
the information
important in making an investment decision, or
●
the
information
is
reasonably
certain
to
have
a
substantial
effect
on
the
price
of
the
Company’s securities.
Information
that should
be considered
material includes:
dividend changes,
earnings estimates
not
previously
disseminated,
material
changes
in
previously-released
earnings
estimates,
significant
merger
or
acquisition
proposals
or
agreements,
major
litigation,
liquidity
problems,
and
extraordinary management developments.
What information is non-public?
Information
is
non-public
until
it
has
been
effectively
communicated
to
the
market
place.
For
example, information
found in a report
filed with the U.S.
Securities and Exchange Commission (the
“SEC”),
or
appearing
in
Dow
Jones,
Reuters,
The
Wall
Street
Journal,
on
Bloomberg
or
in
other
publications
of
general
circulation
ordinarily
would
be
considered
public.
In
addition,
in
certain

circumstances, information disseminated
to certain segments of the investment
community may be
deemed
“public”,
for
example,
research
communicated
through
institutional
information
dissemination
services
such
as
First
Call.
(However,
the
fact
that
research
has
been
disseminated
through such
a service
does not
automatically
mean that
it is
public.) Remember,
it takes
time for
information
to
become
public.
The
amount
of
time
since
the
information
was
first
disseminated
ordinarily is a factor regarding whether the information is considered
“public”.
PENALTIES FOR INSIDER TRADING
Penalties for insider
trading are severe both
for the individuals
involved as well
as for their
employers.
A
person
can
be
subject
to
some
or
all
of
the
penalties
listed
below,
even
if
he
or
she
does
not
personally benefit from the violation. Penalties may include:
●
Jail sentences;
●
Civil injunctions;
●
Civil treble (3x) damages;
●
Disgorgement of profits;
●
Criminal fines
of up
to three
times the
profit gained
or loss
avoided, whether
or not
the person
actually benefited; and
●
Fines for the employers or other controlling person of up to the greater of $1 million or three
times the amount of the profit gained or loss avoided.
Clearly,
it is in the Company’s
and your best
interests for
the Company to put
into place procedures
to prevent improper trading by its insiders.
PROCEDURES TO PREVENT INSIDER TRADING
The
following
procedures
have
been
established
to
aid
in
the
prevention
of
insider
trading.
Every
insider
must
follow
these
procedures
or
risk
sanctions,
including:
dismissal,
substantial
personal
liability and criminal penalties.
Questions to Ask
Prior
to
trading
in
the
Company’s
securities,
and
if
you
think
you
may
have
material
non-public
information, ask yourself the following questions:
●
Is the information
material? – Is
this information that
an investor
would consider important
in making an investment decision? Would you take it into account in deciding whether to buy
or
sell?
Is
this
information
that
would
affect
the market
price of
the
securities
if generally
disclosed?
●
Is
the information
non-public –
To
whom
has this
information
been provided?
Has it
been
effectively communicated to the marketplace?
Has enough time gone by?
Action Required
If you are at all uncertain as to whether any information you have is “inside information”, you must:

●
Immediately report the matter to the Chief Accounting Officer;
●
Refrain from purchasing or selling the securities; and
●
Not communicate the information inside or outside the Company.
After
the employee
and
the
Chief
Accounting
Officer
have
reviewed
the
issue
and
consulted
with
outside counsel
to the
extent appropriate,
the insider
will be
instructed as
to whether
he/she may
trade and/or communicate that information.
Blackout Policy and Trading
Window
To
assure compliance
with the
Policy
and applicable
securities laws,
the Company
requires
that all
insiders
refrain
from
conducting
transactions
involving
the
purchase
or
sale
of
the
Company’s
securities other
than during
the period
commencing at
the open
of
the
New
York
Stock
Exchange
trading
market
on the
second business
day
following
the date
of
public disclosure
of
the financial
results
for
a
particular fiscal
quarter
or
year
and
continuing
until
the
close
of
the
New
York
Stock
Exchange
on the fourteenth
(14
th
) day
after
the last
day
of
the current
fiscal quarter
(the “Trading
Window”). In
addition, from
time to
time material
non-public information
regarding
the Company
may be pending.
While such information
is pending, the Company
may impose
a special “blackout”
period during which the same prohibitions and recommendations shall apply.
Remember: Even during the
Trading Window, any person possessing material non-public information concerning
the
Company,
should
not
engage
in
any
transactions
in
the
Company’s
securities
until
such information has been made public and absorbed by the market.
Trading According to a Pre-established Plan (10b5-1)
The SEC has adopted Rule 10b5-1, as
amended, under which insider trading liability
can be avoided if
insiders follow very specific
procedures. In general, such
procedures involve trading according to pre-
established
instructions, plans
or
programs
(a “10b5-1
Plan”) after
a required
“cooling
off” period
described below. 10b5-1 Plans must:
●
Be documented
by a
contract, written plan,
or formal instruction
which provides
that the
trade
take place in the future:
For example, an insider can contract
to sell his or her securities on a
specific
date,
or
simply
delegate
such
decisions
to
an
investment
manager,
401(k)
plan
administrator or similar third party.
This documentation must be provided to the Company’s
Chief Financial Officer and Corporate Secretary;
●
Include in its
documentation the specific
amount, price and timing
of the trade,
or the formula
for
determining
the
amount,
price
and
timing
. For
example,
the
insider
can
buy
or
sell
securities
in
a
specific
amount
and
on
a
specific
date
each
month,
or
according
to
a
pre-
established
percentage
(of the
insider’s
salary,
for example)
each time
that the
share
price
falls
or
rises
to
pre-established
levels.
In
the
case
where
trading
decisions
have
been
delegated
(i.e., to
a third
party broker
or money
manager),
the specific
amount, price
and
timing need not be provided;
●
Be
implemented
at
a
time
when
the
insider
does not possess
material
non-public
information.
As a practical matter,
for restricted insiders
this means that the insider may
set
up
10b5-1
Plans,
or
delegate
trading
discretion, only during
an
open
Trading
Window
and

outside
a
“blackout”
period
(discussed
above),
assuming
the
restricted
insider
is
not
in
possession of material non-public information;
●
Remain
beyond
the
scope
of
the
insider’s
influence
after
implementation
. In
general,
the
insider
must
allow
the
10b5-1
Plan
to
be
executed
without
changes
to
the
accompanying
instructions, and the
insider cannot later execute a
hedge transaction that modifies
the effect
of the 10b5-1 Plan. Insiders should be aware
that the termination or modification of a 10b5-
1
Plan after
trades
have
been
undertaken
under
such
plan
could
negate
the
10b5-1
affirmative defense
afforded by
such program
for all such
prior trades. As
such, termination
or
modification
of
a
10b-5
Plan
should
only
be
undertaken
in
consultation
with
your
legal
counsel.
If the
insider has
delegated
decision-making authority
to
a third
party,
the insider
cannot
subsequently
influence
the
third
party
in
any
way
and
such
third
party
must
not
possess material non-public information at the time of any of the trades;
●
Be subject to a “cooling off” period.
Rule 10b5-1 contains a “cooling
-off period” for directors
and officers
that prohibit
such insiders
from trading
in a 10b5-1
Plan until
the later
of (i) 90
days
following
the
plan’s
adoption
or
modification
or
(ii)
two
business
days
following
the
Company’s
disclosure
(via
a
report
filed
with
the
SEC)
of
its
financial
results
for
the
fiscal
quarter in which the plan was adopted or modified; and
●
Contain Insider
certifications.
Directors
and officers
are required
to include a
certification in
their 10b5-1 Plans to certify that at the time the plan is adopted or modified: (i) they are not
aware
of material
non-public information
about the
Company or
its securities
and (ii)
they
are adopting the 10b5-1
Plan in good faith
and not as part
of a plan or scheme
to evade the
anti-fraud provisions of the U.S. Securities Exchange Act of 1934.
In addition, insiders are prohibited from
having multiple overlapping 10b5-1 Plans or more than one
plan in
any given year and
a modification relating to
amount, price and
timing of trades
under a 10b5-
1 Plan
is deemed
a plan
termination and
the adoption
of a
new 10b5-1
Plan which
requires a
new
cooling off period.
Pre-Clearance of Trades
and 10b5-1 Plans
All
insiders
must
refrain
from
trading
in
Company
securities,
even
during
the
Trading
Window,
without
first
complying
with
the
Company’s
“pre-clearance”
process.
Each
such
person
should
contact the Company’s Chief
Accounting Officer prior
to commencing
any trade. The
Chief Accounting
Officer
will
consult
as
necessary with
senior
management
and/or
counsel
to
the
Company
before
clearing any proposed trade.
Each
insider
is
solely
responsible
for
compliance
with
all
applicable
securities
laws,
rules
and
regulations related to any trading of Company securities by such insider, including without limitation the
timely filing
of
any
and all
forms,
schedules
and other
filings required
by
Rule
144 of
the U.S.
Securities Act of 1933, as
amended, Sections 13 and
16, as applicable, of the
U.S. Securities Exchange
Act of
1934, as
amended, and any
other applicable
securities laws.
The clearance
of any
proposed
trade
may,
at
the
discretion
of
the
Company,
be
conditioned
on
the
Company’s
review
and
reasonable satisfaction with such filings or other compliance requirements.
Additionally,
Rule 10b5-1
Plans and
any amendments
thereto must
be approved
by the
Company’s
Chief Financial Officer or
Corporate Secretary
and meet the requirements
of Rule 10b5-1 guidelines

detailed in this Policy.
Any Rule 10b5-1 Plan must be submitted
for approval five business days
prior
to the entry into the Rule 10b5-1 Plan.
SECTION 16 REPORTING REQUIREMENTS FOR DIRECTORS AND OFFICERS
The
directors
and
officers
of
the
Company
are
also
now
required
to
comply
with
the
Section
16(a)
[1]
reporting
requirements
of
the Exchange
Act
beginning March
18, 2026.
[2]
As
such, directors
and officers of the Company must file the following reports:
●
Form
3:
Initial
Statement
of
Beneficial
Ownership
of
Securities
[3]
.
Each
director
and
officer
must
file a
Form
3
with the
SEC
via EDGAR
within ten
(10)
days
of
becoming a
director
or
officer of
the Company.
For
individuals who
are
directors
or officers
as of
March 18,
2026,
Form 3 must be filed by 10:00 p.m. Eastern Time on March 18, 2026.
●
Form 4:
Statement of
Changes in Beneficial
Ownership
. Each
director and
officer must
file a
Form 4 with
the SEC
via EDGAR
within two
(2) business
days following any
change in
beneficial
ownership of
the Company’s
equity securities.
Reportable
transactions include,
but are
not
limited to:
(i) open
market purchases
and sales;
(ii) acquisitions
or dispositions
pursuant to
employee
benefit
plans;
(iii)
gifts;
(iv)
exercises
of
stock
options;
and
(v)
acquisitions
of
securities pursuant to equity compensation awards.
●
Form 5:
Annual Statement of Changes
in Beneficial Ownership
of Securities
. Each director and
officer must file a Form
5 with the SEC via EDGAR within forty
-five (45) days
after the end of
the Company’s
fiscal year
to report
all transactions
that occurred
during the
previous fiscal
year that are specifically permitted to be reported on a Form 5 or should have been reported
on a Form 3 or Form 4 but were not.
The
SEC
may
bring
enforcement
actions
against
individuals
who
fail
to
comply
with
Section
16(a)
reporting requirements, which may result in civil monetary penalties.
QUESTIONS OR CONCERNS
Any questions
or concerns
regarding
the Company’s
Policies and
Procedures to
detect and
prevent
insider trading
should be directed
to the
Chief Accounting Officer,
or,
if such questions
or concerns
involve
the
Chief
Accounting
Officer,
to
the
Chief
Financial
Officer.
The
Chief
Accounting
Officer’s
personal trading activity will be reviewed by the Chief Financial Officer.
[1]
For
purposes
of
Section
16,
“officer”
means
the
Company’s
president,
principal
financial
officer,
principal
accounting officer (or, if there is
no such accounting officer, the controller), any
vice-president in charge of
a principal
business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-
making function, or any
other person who performs
similar policy-making functions
for the Company
per Rule 16a-
1
under
the
Exchange
Act.
“Director”
is
defined
in
Section
3(a)(7)
of
the
Exchange
Act
as
“any
director
of
a
corporation or
any person
performing similar
functions with
respect to
any organization,
whether incorporated
or
unincorporated.”
[2] Directors
and
officers
of foreign
private
issuers
(i.e. the
Company)
remain
exempt
from
Section
16(b) (short-
swing profit
liability) and
Section 16(c) (short
sale prohibitions).
Additionally,
beneficial owners
of 10% or
more of
the Company’s equity securities who are
not also directors or officers
remain entirely exempt
from Section 16.
[3] For
purposes
of Section
16(a) reporting,
a person
is deemed
to
be the
“beneficial owner”
of securities
if that
person
has
or
shares
a
direct
or
indirect
pecuniary
interest
in
the
securities.
Pecuniary
interest
means
the

opportunity,
directly
or
indirectly,
to
profit
or
share
in
any
profit
derived
from
a
transaction
in
the
securities.
Beneficial
ownership
includes
securities
held
by:
(i)
immediate
family
members
sharing
the
same
household;
(ii)
partnerships in which
the reporting person
is a general partner;
(iii) corporations
in which the reporting person
is a
controlling shareholder; and (iv) trusts
of which the reporting person is a trustee or beneficiary.